UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2018

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Incentive Plan

On March 6, 2018, the Compensation and Management Development Committee (the “Committee”) of the Board approved annual incentive targets under the Company’s Annual Cash Incentive Plan (the “Plan”) for all of the Company’s full-time employees worldwide, including the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (the “Named Executive Officers”). The Plan is intended to promote alignment of pay and performance and an enhanced focus on creating long-term stockholder value.

Payout on awards is determined based on attainment of pre-established enterprise level metrics and individual performance objectives. There are six enterprise metrics, each with pre-established threshold, target and maximum performance goals:

•	Environment, health and safety;

•	Exploration resource additions;

•	Production;

•	Controllable operated cash costs;

•	E&P capital and exploratory spend; and

•	Return and cash flow

The Committee establishes annual incentive targets for each Named Executive Officer based upon position, responsibilities and competitive practice.

Payout for the Named Executive Officers range from 0% to 175% of target based on attainment of the pre-established enterprise metrics. A multiplier may be applied to adjust the bonus down to 0% or up by an additional 25% (capped at 200%) of target based on individual performance compared with individual goals pre-established at the beginning of the fiscal year.

Long-Term Incentive Program

On March 6, 2018, the Committee approved the value of awards to the Named Executive Officers under the Company’s long-term incentive program for 2018. The long-term incentive mix for Mr. Hess for 2018 consists of performance share units (PSU), which account for 60% of the target value of his award under the program, and stock options, which account for the remaining 40% of the target value of his award under the program for 2018. As a result, 100% of the target value of Mr. Hess’ awards under the program will be performance-contingent. For the Company’s other Named Executive Officers, 80% of the target value of awards under the program for 2018 will be performance-contingent, with 60% in the form of PSUs, 20% in the form of stock options and the remaining 20% in the form of restricted stock. The Committee believes this mix of awards encourages sustained long-term performance and further supports alignment of the interests of senior management and stockholders.

Restricted stock and stock option awards vest in equal installments over a three-year period beginning on the first anniversary of the grant date. Payouts on the PSUs awarded in 2018 will be determined based on the Company’s total shareholder return (“TSR”) for the three-year performance period ending December 31, 2020 compared to the TSR of 12 peer companies over the same period. The 12 peer companies are: Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation, Pioneer National Resources Co. and Continental Resources, Inc. Potential payouts range from 0% to 200% of the target award based on the schedule below:

TSR Ranking	Percentage of Performance Shares Earned
1st	200%
2nd	200%
3rd	175%
4th	150%
5th	125%
6th	100%
7th	88%
8th	75%
9th	63%
10th	50%
11th	0%
12th	0%
13th	0%

If the Company’s total shareholder return for the performance period is negative, the percentage of PSUs earned may not exceed 100% of target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2018

HESS CORPORATION

By:	/s/ John P. Rielly
Name:	John P. Rielly
Title:	Senior Vice President and Chief Financial Officer